EXHIBIT 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal 2021 Financial Results

SAN FRANCISCO, Nov. 16, 2021 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the fourth quarter and fiscal year that ended September 24, 2021. For the fourth quarter, Dolby reported total revenue of $285.0 million, compared to $271.2 million for the fourth quarter of fiscal 2020. For fiscal 2021, Dolby reported total revenue of $1.28 billion, compared to $1.16 billion for fiscal 2020.

"Dolby continues to expand the breadth and depth of Dolby Vision and Dolby Atmos experiences across a wider range of content in music, gaming, and live sports," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We are also excited about the opportunity to drive future growth with initiatives like Dolby.io which enables developers to build high-quality, interactive and media-centric applications."

Fourth quarter GAAP net income was $44.2 million, or $0.42 per diluted share, compared to GAAP net income of $26.8 million, or $0.26 per diluted share, for the fourth quarter of fiscal 2020. On a non-GAAP basis, fourth quarter net income was $60.4 million, or $0.58 per diluted share, compared to $45.8 million, or $0.45 per diluted share, for the fourth quarter of fiscal 2020. Fourth quarter cash flows from operations was $109.8 million, compared to $112.7 million for the fourth quarter of fiscal 2020. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Fiscal 2021 GAAP net income was $310.2 million, or $2.97 per diluted share, compared to $231.4 million, or $2.25 per diluted share, for fiscal 2020. On a non-GAAP basis, fiscal 2021 net income was $383.3 million, or $3.66 per diluted share, compared to $305.2 million, or $2.97 per diluted share, for fiscal 2020. Fiscal 2021 cash flows from operations was $447.8 million, compared to $343.8 million for fiscal 2020.

Recent Business Highlights

  Mercedes-Benz announced that it will be offering Dolby Atmos in their Mercedes-Maybach and Mercedes-Benz S-Class models, and their optional Burmester sound system.
  Dolby and MGM Resorts International launched Dolby Live at Park MGM – the first fully integrated performance venue to offer live concerts in Dolby Atmos.
  Vimeo becomes the first all-in-one platform to support the playback of Dolby Vision content for the Apple ecosystem.
  Microsoft launched the Surface Pro 8 and Surface Studio with Dolby Vision and Dolby Atmos – the first Microsoft Surface devices with Dolby Vision.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Since the initial outbreak of COVID-19, our revenue continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

We expect continued uncertainty in global financial markets. Dolby’s financial results for the fourth quarter of fiscal 2021 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, which may impact supply chain activities and consumer demand for electronic products. For more information, see the section captioned "Risk Factors" in our Annual Report on Form 10-K for fiscal 2021, filed on or around the date hereof.

Dividend

Today, Dolby announced a cash dividend of $0.25 per share of Class A and Class B common stock, payable on December 8, 2021, to stockholders of record as of the close of business on November 30, 2021.

Financial Outlook - First Quarter and Full Year of Fiscal 2022

The volume of shipments, aggregated across various end markets and devices, continues to be impacted and difficult to predict because of economic uncertainty due to COVID-19. The global cinema market has been adversely impacted by COVID-19, and it remains uncertain when and where cinemas will resume operating at full capacity.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Annual Report on Form 10-K for fiscal 2021, filed on or around the date hereof.

First Quarter Fiscal 2022

Dolby is providing the following estimates for its first quarter of fiscal 2022:

  Total revenue is estimated to range from $345 million to $375 million.
  Gross margin percentages are anticipated to range from 90% to 91% on a GAAP basis and from 91% to 92% on a non-GAAP basis.
  Operating expenses are anticipated to range from $221 million to $231 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 18% to 19% on both a GAAP and non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.71 to $0.86 on a GAAP basis and from $0.98 to $1.13 on a non-GAAP basis.

Fiscal Year 2022

Dolby is also providing the following estimates for its fiscal year 2022:

  Total revenue is estimated to range from $1.34 billion to $1.40 billion.
  Operating expenses are anticipated to range from $869 million to $889 million on a GAAP basis and from $750 million to $770 million on a non-GAAP basis.
  Operating margin percentages are anticipated to range from 24% to 26% on a GAAP basis and from 34% to 36% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $2.53 to $3.03 on a GAAP basis and from $3.52 to $4.02 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and fiscal 2021 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 16, 2021. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing +1-929-526-1599 for international callers) and entering confirmation code 294217.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Tuesday, November 16, 2021, until 11:00 p.m. PT on Tuesday, November 23, 2021 (2:00 a.m. ET on Wednesday, November 24, 2021), by dialing 1-866-813-9403 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 295957. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: We are excluding a one-time gain on the sale of property, which was previously classified as held for sale, finalized during the first quarter of fiscal 2021. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the first quarter of fiscal 2022 and fiscal 2022, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
Revenue:
Licensing	$265,988	$256,904	$1,214,147	$1,078,577
Products and services	19,037	14,287	67,109	83,215
Total revenue	285,025	271,191	1,281,256	1,161,792

Cost of revenue:
Cost of licensing	13,935	12,665	55,421	50,822
Cost of products and services	16,764	29,800	74,604	95,676
Total cost of revenue	30,699	42,465	130,025	146,498

Gross margin	254,326	228,726	1,151,231	1,015,294

Operating expenses:
Research and development	61,966	61,726	253,640	239,045
Sales and marketing	98,466	81,396	332,671	335,933
General and administrative	54,193	55,581	224,161	219,753
Gain on sale of assets	—	—	(13,871)	—
Restructuring charges	(664)	(45)	10,240	1,821
Total operating expenses	213,961	198,658	806,841	796,552

Operating income	40,365	30,068	344,390	218,742

Other income/(expense):
Interest income	816	494	3,493	12,725
Interest expense	(119)	(55)	(479)	(186)
Other income, net	1,996	3,985	7,108	8,434
Total other income	2,693	4,424	10,122	20,973

Income before income taxes	43,058	34,492	354,512	239,715
(Provision for)/benefit from income taxes	1,170	(7,516)	(36,689)	(8,096)
Net income including controlling interest	44,228	26,976	317,823	231,619
Less: net income attributable to controlling interest	(37)	(147)	(7,596)	(256)
Net income attributable to Dolby Laboratories, Inc.	$44,191	$26,829	$310,227	$231,363

Net income per share:
Basic	$0.44	$0.27	$3.07	$2.30
Diluted	$0.42	$0.26	$2.97	$2.25
Weighted-average shares outstanding:
Basic	101,227	100,473	101,190	100,564
Diluted	104,369	102,722	104,622	102,944

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	September 24, 2021	September 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,225,380	$1,071,876
Restricted cash	7,652	8,103
Short-term investments	38,839	46,948
Accounts receivable, net	232,609	180,340
Contract assets, net	182,316	161,357
Inventories, net	10,965	25,550
Prepaid expenses and other current assets	62,737	53,022
Total current assets	1,760,498	1,547,196
Long-term investments	62,819	52,149
Property, plant, and equipment, net	534,381	541,963
Operating lease right-of-use assets	67,128	76,515
Goodwill and intangible assets, net	463,584	489,376
Deferred taxes	156,020	118,881
Other non-current assets	61,257	91,245
Total assets	$3,105,687	$2,917,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,779	$12,617
Accrued liabilities	262,728	219,974
Income taxes payable	1,334	3,260
Contract liabilities	18,473	15,436
Operating lease liabilities	15,403	15,822
Total current liabilities	315,717	267,109
Non-current contract liabilities	23,713	24,342
Non-current operating lease liabilities	56,715	65,315
Other non-current liabilities	105,310	122,154
Total liabilities	501,455	478,920

Stockholders’ equity:
Class A common stock	59	58
Class B common stock	41	41
Retained earnings	2,607,909	2,443,138
Accumulated other comprehensive loss	(10,030)	(10,594)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,597,979	2,432,643
Controlling interest	6,253	5,762
Total stockholders’ equity	2,604,232	2,438,405
Total liabilities and stockholders’ equity	$3,105,687	$2,917,325

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year Ended
	September 24, 2021	September 25, 2020
Operating activities:
Net income including controlling interest	$317,823	$231,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,860	90,878
Stock-based compensation	99,698	86,628
Amortization of operating lease right-of-use assets	16,897	21,006
Amortization of premium on investments	1,373	800
Provision for/(benefit from) credit losses	(2,889)	7,689
Deferred income taxes	(37,048)	(5,274)
Gain on sale of assets	(13,871)	—
Other non-cash items affecting net income	(5,452)	10,920
Changes in operating assets and liabilities:
Accounts receivable, net	(49,034)	1,251
Contract assets	(21,154)	34,297
Inventories	17,154	(11,784)
Operating lease right-of-use assets	(5,199)	(34,522)
Prepaid expenses and other assets	17,165	(5,680)
Accounts payable and accrued liabilities	44,230	(43,545)
Income taxes, net	(2,975)	(50,586)
Contract liabilities	2,361	(4,621)
Operating lease liabilities	(11,369)	15,618
Other non-current liabilities	(15,817)	(845)
Net cash provided by operating activities	447,753	343,849

Investing activities:
Purchases of investment securities	(67,101)	(287,777)
Proceeds from sales of investment securities	10,892	244,517
Proceeds from maturities of investment securities	53,893	246,621
Purchases of property, plant, and equipment	(54,454)	(66,347)
Proceeds from sale of assets	16,365	—
Payments for business combinations, net of cash acquired	(4,500)	—
Purchase of intangible assets	—	(2,640)
Net cash provided by/(used in) investing activities	(44,905)	134,374

Financing activities:
Proceeds from issuance of common stock	122,088	82,658
Repurchase of common stock	(245,864)	(173,742)
Payment of cash dividend	(89,172)	(88,581)
Distribution to controlling interest	(7,362)	(283)
Shares repurchased for tax withholdings on vesting of restricted stock	(32,205)	(23,065)
Payment related to prior purchases of intangible assets	—	(91)
Payment of deferred consideration for prior business combinations	—	(4,671)
Net cash used in financing activities	(252,515)	(207,775)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,720	3,938
Net increase in cash, cash equivalents, and restricted cash	153,053	274,386
Cash, cash equivalents, and restricted cash at beginning of period	1,079,979	805,593
Cash, cash equivalents, and restricted cash at end of period	$1,233,032	$1,079,979

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter and year-to-date period ended September 24, 2021 and September 25, 2020:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
GAAP net income	$44.2	$26.8	$310.2	$231.4
Stock-based compensation (1)	24.1	21.8	99.7	86.7
Amortization of acquisition-related intangibles (2)	2.7	2.5	10.2	10.7
Restructuring charges	(0.7)	—	10.2	1.9
Income tax adjustments	(9.9)	(5.3)	(40.2)	(25.5)
Other operating income adjustments	—	—	(6.8)	—
Non-GAAP net income	$60.4	$45.8	$383.3	$305.2

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.5	$0.5	$2.1	$2.0
Research and development	7.3	6.3	29.7	25.7
Sales and marketing	8.2	8.2	36.4	32.0
General and administrative	8.1	6.8	31.5	27.0

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.7	$0.7	$2.8	$3.1
Cost of products and services	0.9	0.9	3.6	3.6
Research and development	0.1	0.1	0.4	0.7
Sales and marketing	1.0	0.8	3.4	3.3

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	September 24, 2021	September 25, 2020	September 24, 2021	September 25, 2020
GAAP diluted earnings per share	$0.42	$0.26	$2.97	$2.25
Stock-based compensation	0.22	0.21	0.95	0.84
Amortization of acquisition-related intangibles	0.04	0.03	0.10	0.10
Restructuring charges	(0.01)	—	0.10	0.02
Income tax adjustments	(0.09)	(0.05)	(0.38)	(0.24)
Other operating income adjustments	—	—	(0.08)	—
Non-GAAP diluted earnings per share	$0.58	$0.45	$3.66	$2.97

Shares used in computing diluted earnings per share	104	103	105	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2022 and fiscal 2022 included in this release:

Gross margin:				Q1 2022
GAAP gross margin (low - high end of range)				90% - 91%
Stock-based compensation				0.3%
Amortization of acquisition-related intangibles				0.7%
Non-GAAP gross margin (low - high end of range)				91% - 92%

Operating expenses:		Q1 2022		Fiscal 2022
GAAP operating expenses (low - high end of range)		$221 - $231		$869 - $889
Stock-based compensation		(30)		(115)
Amortization of acquisition-related intangibles		(1)		(4)
Non-GAAP operating expenses (low - high end of range)		$190 - $200		$750 - $770

Operating margin:				Fiscal 2022
GAAP operating margin (low - high end of range)				24% - 26%
Stock-based compensation				9.0%
Amortization of acquisition-related intangibles				1.0%
Non-GAAP operating margin (low - high end of range)				34% - 36%

Diluted earnings per share:	Q1 2022		Fiscal 2022
	Low	High	Low	High
GAAP diluted earnings per share	$0.71	$0.86	$2.53	$3.03
Stock-based compensation	0.30	0.30	1.13	1.13
Amortization of acquisition-related intangibles	0.03	0.03	0.09	0.09
Income tax adjustments	(0.06)	(0.06)	(0.23)	(0.23)
Non-GAAP diluted earnings per share	$0.98	$1.13	$3.52	$4.02

Shares used in computing diluted earnings per share	104	104	104	104

Investor Contact:
Ashley Schwenoha
Dolby Laboratories, Inc.
415-645-5506
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com